Exhibit 99.1

EXTENDED STAY AMERICA ANNOUNCES FIRST QUARTER 2015 RESULTS

-RevPAR Increases 6.8% in the First Quarter

-Net Income Increases $11.8 Million in the First Quarter

-Adjusted EBITDA Grows 9.4% in the First Quarter

-Re-Affirms 2015 Revenue and Adjusted EBITDA Guidance

-Increases Distribution by 13.3% to $0.17 per Paired Share

CHARLOTTE, N.C. – April 30, 2015 (BUSINESS WIRE) — Extended Stay America, Inc. (NYSE: STAY) (the “Company”) today announced consolidated results for the quarter ended March 31, 2015.

First Quarter 2015 Highlights

•	RevPAR grew 6.8% to $41.44

•	Revenue increased 6.4% to $287.6 million

•	Adjusted EBITDA[1] increased 9.4% to $122.9 million

•	Net income increased 73.2% to $27.9 million

•	Adjusted Paired Share Income[1] of $30.4 million, or $0.15 per diluted Paired Share

Extended Stay America’s Chief Executive Officer, Jim Donald, commented, “Our first quarter results represent strong performance, as we produced RevPAR growth of 6.8% and Adjusted EBITDA growth of 9.4%, which is at the top end of the guidance range we provided last quarter. We continued to make progress on our renovation program, and in the first quarter we delivered a total of 39 fully renovated hotels, the benefit of which we should realize in the coming quarters.”

Mr. Donald continued, “As we move through 2015, we remain focused on our strategy to improve our hotel product, and we remain on track to complete renovations on approximately 75% of our Extended Stay America—branded hotels by early 2016. Additionally, we continue to make progress with our sales force reorganization, loyalty program rollout and implementation of our new revenue management system, all of which should allow us to better leverage our national scale. Finally, our paired share structure positions us to create incremental value through superior free cash flow, as we are able to direct this additional capital toward investment in our hotels and an increase to our shareholder distribution.”

[1]	See “Disclosure Regarding Non-GAAP Financial Measures” for an explanation of the non-GAAP measures included herein (i.e., EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share).

Financial and Operating Results

Total revenues for the three months ended March 31, 2015 increased 6.4% over the comparable period in 2014 to $287.6 million.

Revenue per available room (“RevPAR”) for the three months ended March 31, 2015 grew 6.8% over the comparable period in 2014, driven by an improvement in average daily rate (“ADR”) of 6.3% while occupancy increased to 70.4% compared to 70.0% in the comparable period in 2014.

Hotel Operating Margin1 for the three months ended March 31, 2015 was 50.1% compared to 48.2% in the comparable period in 2014. Hotel operating margin flow-through, defined as the change in Hotel Operating Profit1 divided by the change in total room and other hotel revenues, was 80.7%.

Adjusted EBITDA1 for the three months ended March 31, 2015 increased $10.6 million to $122.9 million, representing 9.4% growth over the comparable period in 2014. Adjusted EBITDA excludes non-cash equity-based compensation of $2.1 million, non-cash foreign currency transaction loss of $1.8 million and loss on disposal of assets of $1.6 million.

Net income for the three months ended March 31, 2015 was $27.9 million, compared to $16.1 million in the comparable period in 2014, an increase of 73.2%. Income tax expense for the three months ended March 31, 2015 was $9.0 million compared to $5.1 million in the comparable period in 2014.

Adjusted Paired Share Income1 for the three months ended March 31, 2015 was $30.4 million, or $0.15 per diluted Paired Share compared to $22.4 million, or $0.11 per diluted Paired Share in the comparable period in 2014. Adjusted Paired Share Income, a non-GAAP measure, represents net income, as adjusted, attributable to the consolidated enterprise, whose representative equity security is a Paired Share. A Paired Share entitles its holder to participate in 100% of the common equity and earnings of both Extended Stay America, Inc. and ESH Hospitality, Inc.

Capital

The Company invested $34.2 million in capital expenditures during the first quarter of 2015 which includes hotel renovations, ordinary maintenance capital and information technology projects. The Company completed 39 hotel renovations in the first quarter of 2015 and completed 8 additional hotel renovations in April.

Distribution

On April 30, 2015, the Board of Directors of ESH Hospitality, Inc., the Company’s subsidiary, declared a cash distribution of $0.15 per share for the first quarter of 2015. Additionally, the Board of Directors of Extended Stay America, Inc. declared a cash distribution of $0.02 per share for the first quarter of 2015. These distributions, which total to $0.17 per Paired Share, will be payable on May 28, 2015 to shareholders of record as of May 14, 2015.

2015 Outlook

The Company outlook for 2015 is as follows:

•	Total revenues are expected to increase 5% to 7% to $1.275 billion to $1.3 billion

•	Adjusted EBITDA is expected to range from $585 million to $600 million, representing approximately 5% to 8% growth over 2014

•	Depreciation and amortization of $205 million to $215 million

•	Net interest expense of $140 million to $145 million

•	Effective tax rate of approximately 23.5%

•	Net income is anticipated to range from $158 million to $181 million

•	Capital expenditures of $190 million to $210 million

Webcast and Conference Call Details

Extended Stay America will host a conference call on Thursday, April 30, 2015 at 8:30 am Eastern Time. The conference call will be webcast simultaneously in the Investor Relations section of the Company’s website at www.aboutstay.com. A replay of the call will be available for 90 days following the webcast on the Company’s website.

Alternatively, the conference call can be accessed by dialing 1-877-705-6003 for domestic callers or 1-201-493-6725 for international callers. A telephone replay will be available from shortly after the call until May 14, 2015, and can be accessed by dialing 1-877-870-5176 for domestic callers or 1-858-384-5517 for international callers. The passcode for the replay is 13606810.

Disclosure Regarding Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share, which are detailed in the reconciliation tables that accompany this release, are used by the Company as supplemental performance measures. The Company believes these financial measures provide useful information to investors regarding our results of operations and allow investors to evaluate the ongoing operating performance of our hotels and facilitate comparisons between the Company and other lodging companies, hotel owners and other capital-intensive companies. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share are not recognized terms under U.S. GAAP. EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share as presented may not be comparable to measures calculated by other companies. These measures should not be considered as alternative measures of operating profit, net income or cash flow provided by operating activities calculated in accordance with U.S. GAAP. The Company’s presentation of EBITDA, Adjusted EBITDA, Hotel Operating Profit, Hotel Operating Margin, Paired Share Income, Adjusted Paired Share Income and Adjusted Paired Share Income per Paired Share does not replace the presentation of the Company’s consolidated financial results prepared in accordance with U.S. GAAP.

Forward Looking Statements

This earnings release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, future financial performance, including our 2015 outlook and performance, free cash flow, debt reduction and distribution growth, as such, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or performance to differ from those projected in the forward-looking statements, possibly materially. For a description of factors that may cause the Company’s actual results or performance to differ from any forward-looking statements, please review the information under the headings “Cautionary Note Regarding Forward-looking Statements” and “Risk Factors” included in the Company’s combined annual report on Form 10-K filed with the SEC on February 26, 2015 and other documents of the Company on file with or furnished to the SEC. Any forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by the Company’s forward-looking statements.

About Extended Stay America

Extended Stay America, Inc., the largest owner/operator of company-branded hotels in North America, owns and operates 682 hotels in the U.S. and Canada comprising 76,000 rooms and employs over 9,000 employees at its hotel properties and headquarters. The Company’s core brand, Extended Stay America®, serves the mid-priced extended stay segment. Visit www.extendedstay.com for more information about the Company and its services.

Contacts
Investors:	Media:
Rob Ballew	Terry Atkins
(980) 345-1546	(980) 345-1648
investorrelations@extendedstay.com	tatkins@extendedstay.com

EXTENDED STAY AMERICA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014	% Variance
REVENUES:
Room revenues	$283,298	$266,229	6.4%
Other hotel revenues	4,293	4,087	5.0%

Total revenues	287,591	270,316	6.4%
OPERATING EXPENSES:
Hotel operating expenses	144,995	141,887	2.2%
General and administrative expenses	23,500	23,105	1.7%
Depreciation and amortization	49,183	45,327	8.5%

Total operating expenses	217,678	210,319	3.5%
OTHER INCOME	3	206	(98.5)%

INCOME FROM OPERATIONS	69,916	60,203	16.1%
OTHER NON-OPERATING EXPENSE	1,765	2,515	(29.8)%
INTEREST EXPENSE, NET	31,317	36,548	(14.3)%

INCOME BEFORE INCOME TAX EXPENSE	36,834	21,140	74.2%
INCOME TAX EXPENSE	8,974	5,059	77.4%

NET INCOME	27,860	16,081	73.2%
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS(1)	(6,312)	(5,291)	19.3%

NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS	$21,548	$10,790	99.7%

(1)	Noncontrolling interests in Extended Stay America, Inc. include approximately 45% of ESH Hospitality, Inc.’s common equity and 125 shares of ESH Hospitality, Inc. preferred stock.

CONSOLIDATED BALANCE SHEET DATA

(In thousands)

(Unaudited)

	March 31, 2015	December 31, 2014
Cash and cash equivalents	$71,888	$121,324
Restricted cash	$176,864	$73,382
Total assets	$4,510,772	$4,481,120
Total debt	$2,929,128	$2,912,571
Total equity	$1,384,879	$1,389,317

EXTENDED STAY AMERICA, INC.

OPERATING METRICS

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(Unaudited)

	Three Months Ended March 31,
	2015	2014	Variance
Number of hotels(1)	682	684	(2)
Number of rooms(1)	76,000	76,265	(265)
Occupancy	70.4%	70.0%	40 bps
ADR	$58.87	$55.39	6.3%
RevPAR	$41.44	$38.79	6.8%
Hotel Inventory (as of March 31):
Platinum Extended Stay America	374	320	54
Silver Extended Stay America	261	315	(54)
Crossland Economy Studios and other	47	49	(2)

Total number of hotels	682	684	(2)
Renovation Displacement Data (in thousands, except percentages):
Total available room nights	6,837	6,863	(26)
Room nights displaced from renovation	76	119	(43)
% of available room nights displaced	1.1%	1.7%	(60	) bps

(1)	On July 28, 2014, the Company sold two hotel properties.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015		2014
Net income	$27,860		$16,081
Interest expense, net	31,317		36,548
Income tax expense	8,974		5,059
Depreciation and amortization	49,183		45,327

EBITDA	117,334		103,015
Non-cash equity-based compensation	2,116		2,461
Other non-operating expense	1,765		2,515
Other expenses	1,643	(1)	4,285	(2)

Adjusted EBITDA	$122,858		$112,276

Adjusted EBITDA % growth	9.4%

(1)	Includes loss on disposal of assets of approximately $1.6 million.
(2)	Includes public company transition costs of approximately $1.1 million, consulting fees related to implementation of certain key strategic initiatives, including review of our corporate infrastructure, of approximately $1.4 million and loss on disposal of assets of approximately $1.8 million.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME ATTRIBUTABLE TO COMMON SHAREHOLDERS TO PAIRED SHARE

INCOME, ADJUSTED PAIRED SHARE INCOME AND ADJUSTED PAIRED SHARE INCOME PER PAIRED SHARE

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(In thousands, expect per Paired Share data)

(Unaudited)

	Three Months Ended March 31,
	2015		2014
Net income attributable to common shareholders	$21,548		$10,790
Noncontrolling interests attributable to Class B common shares of ESH REIT	6,308		5,287

Paired Share Income	27,856		16,077
Other non-operating expense	1,334		2,439
Other expenses	1,242	(1)	3,923	(2)

Adjusted Paired Share Income	$30,432		$22,439

Adjusted Paired Share Income per Paired Share – basic	$0.15		$0.11

Adjusted Paired Share Income per Paired Share – diluted	$0.15		$0.11

Weighted average Paired Shares outstanding – basic	204,007		203,299

Weighted average Paired Shares outstanding – diluted	204,379		204,375

(1)	Includes loss on disposal of assets of approximately $1.6 million pre-tax, which totals approximately $1.2 million after-tax.
(2)	Includes public company transition costs of approximately $1.1 million pre-tax, consulting fees related to implementation of certain key strategic initiatives, including review of our corporate infrastructure, of approximately $1.4 million pre-tax and loss on disposal of assets of approximately $1.8 million pre-tax, which total approximately $3.9 million after-tax.

NON-GAAP RECONCILIATION OF HOTEL OPERATING PROFIT AND HOTEL OPERATING MARGIN

FOR THE THREE MONTHS ENDED MARCH 31, 2015 AND 2014

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2015	2014	% Variance
Room revenues	$283,298	$266,229	6.4%
Other hotel revenues	4,293	4,087	5.0%

Total hotel revenues	287,591	270,316	6.4%
Hotel operating expenses(1)	143,421	140,089	2.4%

Hotel Operating Profit	$144,170	$130,227	10.7%

Hotel Operating Margin	50.1%	48.2%	190 bps

(1)	Excludes loss on disposal of assets of approximately $1.6 million and $1.8 million, respectively.

EXTENDED STAY AMERICA, INC.

NON-GAAP RECONCILIATION OF NET INCOME TO EBITDA AND ADJUSTED EBITDA

TWELVE MONTHS ENDED DECEMBER 31, 2014 (ACTUAL) AND 2015 (OUTLOOK)

(In thousands)

(Unaudited)

Twelve Months Ended December 31, 2014 Actual			Twelve Months Ended December 31, 2015 Outlook
			Low		High
$150,554		Net income	$157,535		$181,035
149,364		Interest expense, net	145,000		140,000
45,057		Income tax expense	49,000		56,000
187,207		Depreciation and amortization	215,000		205,000

532,182		EBITDA	566,535		582,035
8,803		Non-cash equity-based compensation	10,200		9,700
3,763		Other non-operating expense	1,765		1,765
2,300		Impairment of long-lived assets	—		—
(864)		Gain on sale of hotel properties	—		—
10,476	(1)	Other expenses	6,500	(2)	6,500	(2)

$556,660		Adjusted EBITDA	$585,000		$600,000

		Increase over 2014	5.1%		7.8%

(1)	Includes public company transition costs of approximately $3.0 million, including approximately $1.5 million in secondary offering costs, consulting fees related to implementation of certain key strategic initiatives, including review of our corporate infrastructure of approximately $1.9 million and loss on disposal of assets of approximately $5.6 million.
(2)	Includes secondary offering costs and loss on disposal of assets totaling $6.5 million.